For Immediate Release

February 4, 2020
Cummins Announces Fourth Quarter and Full Year 2019 Results

•	Fourth quarter revenues of $5.6 billion; GAAP[1] Net Income of $300 million

•	Fourth quarter results include a $119 million pre-tax restructuring charge

•	Excluding restructuring, EBITDA in the fourth quarter was 12.2 percent of sales and Diluted EPS $2.56

•	Full year revenues of $23.6 billion; GAAP[1] Net Income of $2.3 billion

•	Excluding restructuring, EBITDA for the full year was 15.8 percent of sales; Diluted EPS of $15.05

•	Returned a record $2.0 billion in cash to shareholders through dividends and share repurchases in 2019

•	The company expects full year 2020 revenues to be down 8 to 12 percent, EBITDA expected to be in the range of 14.2 to 15.2 percent

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the fourth quarter of 2019.

Fourth quarter revenues of $5.6 billion decreased 9 percent from the same quarter in 2018. Lower truck production in North America and weaker demand in global construction, mining, and power generation markets drove the majority of the revenue decrease. Currency negatively impacted revenues by 1 percent primarily due to a stronger US dollar.

Fourth quarter sales in North America declined by 8 percent while international revenues decreased by 10 percent led by declines in Europe, Asia Pacific, Latin America, and India.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the fourth quarter were $563 million (10.1 percent of sales), or $682 million (12.2 percent of sales) excluding restructuring, compared to $896 million (14.6 percent of sales) a year ago.

“After a strong start to 2019, demand declined across most geographies and end markets in the second half of the year,” said Tony Satterthwaite, President and Chief Operating Officer. “We moved quickly to align costs with the weaker global outlook, executing a number of actions which we expect to yield annual savings of $250 to $300 million.”

The Company executed several measures to reduce costs and improve future performance in the second half of 2019. These actions included a plan to reduce headcount, which resulted in a charge of $119 million ($90 million after tax) in the fourth quarter.

Net income attributable to Cummins in the fourth quarter was $300 million ($1.97 per diluted share), or $390 million ($2.56 per diluted share) excluding restructuring, compared to $579 million ($3.63 per diluted share) in 2018. In addition to the restructuring costs, fourth quarter net income included charges of $22 million ($0.14 per diluted share) related to the cessation of development and production of certain products in North America and our planned exit of a business in Africa. The tax rate in the fourth quarter was 17.9 percent.

Revenues for the full year were $23.6 billion, 1 percent lower than 2018. Revenues in North America increased 3 percent and international sales declined 6 percent led by lower demand in Europe and India.
EBITDA for the year was a record $3.6 billion (15.3 percent of sales), or $3.7 billion (15.8 percent of sales) excluding restructuring. This compares to $3.5 billion or 14.6 percent of sales in 2018.

Net income attributable to Cummins for the full year was $2.3 billion ($14.48 per diluted share), or $2.4 billion ($15.05 per diluted share) excluding restructuring, compared to net income of $2.1 billion ($13.15 per diluted share) in 2018. The tax rate for the full year was 20 percent.

“Despite challenging conditions in many of our largest markets over the last six months, Cummins delivered record profits and operating cash flow in 2019,” said Chairman and CEO Tom Linebarger. “The actions we have taken to reduce costs will mitigate a further slowdown in 2020 and position the Company for stronger performance when market demand improves. We will continue investment in new technologies and products in 2020 to generate strong growth and profitability for the company in both the near and long term, which is consistent with how we have managed through prior cycles.”

2020 Outlook:

Based on the current forecast, Cummins projects full year 2020 revenues to be down 8 to 12 percent, and EBITDA to be in the range of 14.2 to 15.2 percent of sales. Revenue declines in 2020 are driven by lower truck production in North America, Europe, China, and India as well as lower projected demand in off-highway markets, including global Power Generation, mining, oil and gas, and construction markets. The midpoint of guidance represents a 25 percent decremental EBITDA margin excluding the impact of the New Power segment.

The company plans to return 75 percent of Operating Cash Flow to shareholders in the form of dividends and share repurchases.

Our outlook does not include any potential impact of the company’s review of its emission certification process and compliance with emission standards or additional expenses associated with executing future cost reduction initiatives.

2019 Highlights:

•	The Company returned a record $2.0 billion to shareholders in the form of dividends and share repurchases. We repurchased 8.1 million shares, representing 5.2 percent of shares outstanding.

•	Cummins closed on its previously announced acquisition of fuel cell and hydrogen production technologies provider Hydrogenics Corporation.

•	Announced Cummins new environmental sustainability strategy called PLANET 2050 which includes science based goals that meet or exceed the goals in the United Nations Paris agreement on climate change.

•	Cummins was ranked No. 17 in Newsweek magazine’s first rating of America’s Most Responsible Companies, the highest ranked company in the automotive and component category.

•
Launched the Company’s new 2020 X15 Efficiency Series engine which meets 2021 greenhouse gas standards one year early in North America, delivering up to 5 percent better fuel economy than the prior X15 Efficiency Series. The X15 Efficiency Series is paired with a 12-speed Cummins Eaton Joint Venture Automated Manual Transmission and delivers both improved fuel economy and reliability for customers, while lowering greenhouse gas emissions.

•	The first Cummins-powered battery electric bus entered service in Santa Monica, California.

Fourth quarter 2019 detail (all comparisons to same period in 2018) excluding restructuring charges in 2019

Engine Segment

•	Sales - $2.3 billion, down 15 percent

•	Segment EBITDA - $277 million, or 12.1 percent of sales, compared to $393 million or 14.6 percent of sales

•	On-highway revenues decreased 13 percent, and off-highway revenues decreased 22 percent primarily due to decreased global demand in truck and constructions markets

Distribution Segment

•	Sales - $2.0 billion, down 1 percent

•	Segment EBITDA - $164 million, or 8.0 percent of sales, compared to $140 million or 6.8 percent of sales

•	Revenues in North America were flat and international sales declined by 1 percent

•
Increased shipments in data center markets for power generation equipment was partially offset by lower demand in oil and gas and construction markets and unfavorable impact of 1 percent from a stronger US dollar

Components Segment

•	Sales - $1.6 billion, down 12 percent

•	Segment EBITDA - $209 million, or 13.4 percent of sales, compared to $278 million or 15.7 percent of sales

•	Revenues in North America decreased by 13 percent, and international sales declined by 11 percent due to weaker global truck demand.

Power Systems Segment

•	Sales - $1.1 billion, down 12 percent

•	Segment EBITDA - $55 million, or 5.2 percent of sales, compared to $123 million, or 10.3 percent of sales

•	The company recorded a $15 million charge related to a planned exit of a business in Africa

•	Power generation revenues decreased by 11 percent while industrial revenues decreased 14 percent

New Power Segment

•	Sales - $18 million

•	Segment EBITDA loss - $50 million

1 Generally Accepted Accounting Principles

About Cummins Inc.
Cummins Inc., a global power leader, is a corporation of complementary business segments that design, manufacture, distribute and service a broad portfolio of power solutions. The company’s products range from diesel, natural gas, electric and hybrid powertrains and powertrain-related components including filtration, aftertreatment, turbochargers, fuel systems, controls systems, air handling systems, automated transmissions, electric power generation systems, batteries, electrified power systems, hydrogen generation and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 61,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves its customers online, through a network of company-owned and independent distributor locations, and through thousands of dealer locations worldwide and earned about $2.3 billion on sales of $23.6 billion in 2019. See how Cummins is powering a world that’s always on by accessing news releases and more information at https://www.cummins.com/always-on.
Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emissions standards; a sustained slowdown or significant downturn in our markets; changes in the engine outsourcing practices of significant customers; the development of new technologies that reduce demand for our current products and services; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emissions standards around the world; product recalls; policy changes in international trade; the United Kingdom's (U.K.) decision to end its membership in the European Union; lower than expected acceptance of new or existing products or services; a slowdown in infrastructure development and/or depressed commodity prices; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers; exposure to potential security breaches or other disruptions to our information technology systems and data security; a major customer experiencing financial distress; the actions of, and income from, joint ventures and other investees that we do not directly control; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; variability in material and commodity costs; political, economic and other risks from operations in numerous countries; changes in taxation; global legal and ethical compliance costs and risks; aligning our capacity and production with our demand; product liability claims; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; the price and availability of energy; the performance of our pension plan assets and volatility of discount rates; labor relations; changes in accounting standards; our sales mix of products; protection and validity of our patent and other intellectual property rights; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2018 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

We believe net income and diluted earnings per share attributable to Cummins Inc. excluding restructuring charges is a useful measure of our operating performance without regard to restructuring charges. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	December 31, 2019	December 31, 2018
NET SALES	$5,578	$6,126
Cost of sales	4,265	4,580
GROSS MARGIN	1,313	1,546
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	632	643
Research, development and engineering expenses	271	244
Equity, royalty and interest income from investees	74	79
Restructuring actions	119	—
Other operating (expense) income, net	(11)	(7)
OPERATING INCOME	354	731
Interest income	8	9
Interest expense	22	32
Other income, net	23	2
INCOME BEFORE INCOME TAXES	363	710
Income tax expense	65	100
CONSOLIDATED NET INCOME	298	610
Less: Net (loss) income attributable to noncontrolling interests	(2)	31
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$300	$579

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$1.98	$3.65
Diluted	$1.97	$3.63

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	151.5	158.7
Diluted	152.4	159.3

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Years ended December 31,
In millions, except per share amounts	2019	2018
NET SALES	$23,571	$23,771
Cost of sales	17,591	18,034
GROSS MARGIN	5,980	5,737
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	2,454	2,437
Research, development and engineering expenses	1,001	902
Equity, royalty and interest income from investees	330	394
Restructuring actions	119	—
Other operating (expense) income, net	(36)	(6)
OPERATING INCOME	2,700	2,786
Interest income	46	35
Interest expense	109	114
Other income, net	197	46
INCOME BEFORE INCOME TAXES	2,834	2,753
Income tax expense	566	566
CONSOLIDATED NET INCOME	2,268	2,187
Less: Net income attributable to noncontrolling interests	8	46
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$2,260	$2,141

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$14.54	$13.20
Diluted	$14.48	$13.15

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	155.4	162.2
Diluted	156.1	162.8

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

	December 31,
In millions, except par value	2019	2018
ASSETS
Current assets
Cash and cash equivalents	$1,129	$1,303
Marketable securities	341	222
Total cash, cash equivalents and marketable securities	1,470	1,525
Accounts and notes receivable, net	3,670	3,866
Inventories	3,486	3,759
Prepaid expenses and other current assets	761	668
Total current assets	9,387	9,818
Long-term assets
Property, plant and equipment, net	4,245	4,096
Investments and advances related to equity method investees	1,237	1,222
Goodwill	1,286	1,126
Other intangible assets, net	1,003	909
Pension assets	1,001	929
Other assets	1,578	962
Total assets	$19,737	$19,062

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$2,534	$2,822
Loans payable	100	54
Commercial paper	660	780
Accrued compensation, benefits and retirement costs	560	679
Current portion of accrued product warranty	803	654
Current portion of deferred revenue	533	498
Other accrued expenses	1,039	852
Current maturities of long-term debt	31	45
Total current liabilities	6,260	6,384
Long-term liabilities
Long-term debt	1,576	1,597
Pensions and other postretirement benefits	591	532
Accrued product warranty	645	740
Deferred revenue	821	658
Other liabilities	1,379	892
Total liabilities	$11,272	$10,803

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,346	$2,271
Retained earnings	14,416	12,917
Treasury stock, at cost, 71.7 and 64.4 shares	(7,225)	(6,028)
Common stock held by employee benefits trust, at cost, 0.2 and 0.4 shares	(2)	(5)
Accumulated other comprehensive loss	(2,028)	(1,807)
Total Cummins Inc. shareholders’ equity	7,507	7,348
Noncontrolling interests	958	911
Total equity	$8,465	$8,259
Total liabilities and equity	$19,737	$19,062

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Years ended December 31,
In millions	2019	2018
NET CASH PROVIDED BY OPERATING ACTIVITIES	$3,181	$2,378

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(700)	(709)
Investments in internal use software	(75)	(75)
Proceeds from disposals of property, plant and equipment	23	20
Investments in and advances to equity investees	(20)	(37)
Acquisitions of businesses, net of cash acquired	(237)	(70)
Investments in marketable securities—acquisitions	(495)	(368)
Investments in marketable securities—liquidations	389	331
Cash flows from derivatives not designated as hedges	(44)	(102)
Other, net	9	36
Net cash used in investing activities	(1,150)	(974)

CASH FLOWS FROM FINANCING ACTIVITIES
Net (payments) borrowings of commercial paper	(120)	482
Payments on borrowings and finance lease obligations	(96)	(62)
Net borrowings under short-term credit agreements	53	1
Distributions to noncontrolling interests	(33)	(30)
Dividend payments on common stock	(761)	(718)
Repurchases of common stock	(1,271)	(1,140)
Other, net	133	67
Net cash used in financing activities	(2,095)	(1,400)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(110)	(70)
Net decrease in cash and cash equivalents	(174)	(66)
Cash and cash equivalents at beginning of year	1,303	1,369
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,129	$1,303

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended December 31, 2019
External sales	$1,691	$2,031	$1,198	$640	$18	$5,578	$—	$5,578
Intersegment sales	593	7	359	414	—	1,373	(1,373)	—
Total sales	2,284	2,038	1,557	1,054	18	6,951	(1,373)	5,578
Research, development and engineering expenses	92	7	77	59	36	271	—	271
Equity, royalty and interest income from investees	48	17	10	(1)	—	74	—	74
Interest income	2	3	2	1	—	8	—	8
Segment EBITDA (excluding restructuring actions)	277	164	209	55	(50)	655	27	682
Restructuring actions (2)	18	37	20	12	1	88	31	119
Segment EBITDA	259	127	189	43	(51)	567	(4)	563
Depreciation and amortization (3)	51	29	62	30	6	178	—	178

Segment EBITDA (excluding restructuring actions) as a percentage of total sales	12.1%	8.0%	13.4%	5.2%	NM	9.4%		12.2%
Segment EBITDA as a percentage of total sales	11.3%	6.2%	12.1%	4.1%	NM	8.2%		10.1%

Three months ended December 31, 2018
External sales	$2,057	$2,045	$1,319	$703	$2	$6,126	$—	$6,126
Intersegment sales	641	5	453	496	—	1,595	(1,595)	—
Total sales	2,698	2,050	1,772	1,199	2	7,721	(1,595)	6,126
Research, development and engineering expenses	82	5	77	56	24	244	—	244
Equity, royalty and interest income from investees	49	13	12	5	—	79	—	79
Interest income	3	4	1	1	—	9	—	9
Segment EBITDA	393	140	278	123	(29)	905	(9)	896
Depreciation and amortization (3)	48	28	48	28	2	154	—	154

EBITDA as a percentage of total sales	14.6%	6.8%	15.7%	10.3%	NM	11.7%		14.6%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. The three months ended December 31, 2019, includes a $31 million restructuring charge related to corporate functions. There were no significant unallocated corporate expenses for the three months ended December 31, 2018.
(2) See "RESTRUCTURING ACTIONS" note below for additional information.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	New Power	Total Segments	Intersegment Eliminations (1)	Total
Year ended December 31, 2019
External sales	$7,570	$8,040	$5,253	$2,670	$38	$23,571	$—	$23,571
Intersegment sales	2,486	31	1,661	1,790	—	5,968	(5,968)	—
Total sales	10,056	8,071	6,914	4,460	38	29,539	(5,968)	23,571
Research, development and engineering expenses	337	28	300	230	106	1,001	—	1,001
Equity, royalty and interest income from investees	200	52	40	38	—	330	—	330
Interest income	15	15	8	8	—	46	—	46
Segment EBITDA (excluding restructuring actions)	1,472	693	1,117	524	(148)	3,658	73	3,731
Restructuring actions (2)	18	37	20	12	1	88	31	119
Segment EBITDA	1,454	656	1,097	512	(149)	3,570	42	3,612
Depreciation and amortization (3)	202	115	222	118	12	669	—	669

Segment EBITDA (excluding restructuring actions) as a percentage of total sales	14.6%	8.6%	16.2%	11.7%	NM	12.4%		15.8%
Segment EBITDA as a percentage of total sales	14.5%	8.1%	15.9%	11.5%	NM	12.1%		15.3%

Year ended December 31, 2018
External sales	$8,002	$7,807	$5,331	$2,625	$6	$23,771	$—	$23,771
Intersegment sales	2,564	21	1,835	2,001	1	6,422	(6,422)	—
Total sales	10,566	7,828	7,166	4,626	7	30,193	(6,422)	23,771
Research, development and engineering expenses	311	20	272	230	69	902	—	902
Equity, royalty and interest income from investees	238	46	54	56	—	394	—	394
Interest income	11	13	5	6	—	35	—	35
Segment EBITDA	1,446	563	1,030	614	(90)	3,563	(87)	3,476
Depreciation and amortization (3)	190	109	185	119	6	609	—	609

EBITDA as a percentage of total sales	13.7%	7.2%	14.4%	13.3%	NM	11.8%		14.6%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. The year ended December 31, 2019, includes a $31 million restructuring charge related to corporate functions. There were no significant unallocated corporate expenses for the year ended December 31, 2018.
(2) See "RESTRUCTURING ACTIONS" note below for additional information.
(3) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $3 million and $2 million for the years ended December 31, 2019 and December 31, 2018, respectively. A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended December 31,		Years ended December 31,
In millions	2019	2018	2019	2018
EBITDA excluding restructuring actions	$682	$896	$3,731	$3,476
Less: Restructuring actions	119	—	119	—
Total EBITDA	563	896	3,612	3,476
Less:
Depreciation and amortization	178	154	669	609
Interest expense	22	32	109	114
Income before income taxes	$363	$710	$2,834	$2,753

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended December 31,		Years ended December 31,
In millions	2019	2018	2019	2018
Manufacturing entities
Dongfeng Cummins Engine Company, Ltd.	$12	$11	$52	$58
Chongqing Cummins Engine Company, Ltd.	9	8	41	51
Beijing Foton Cummins Engine Co., Ltd.	4	9	60	72
All other manufacturers	12	29	88	129
Distribution entities
Komatsu Cummins Chile, Ltda.	9	8	28	26
All other distributors	2	—	2	—
Cummins share of net income	48	65	271	336
Royalty and interest income	26	14	59	58
Equity, royalty and interest income from investees	$74	$79	$330	$394

RESTRUCTURING ACTIONS
In November 2019, we announced our intentions to reduce our global workforce in response to the continued deterioration in our global markets in the second half of 2019, as well as expected reductions in orders in most U.S. and international markets in 2020. In the fourth quarter of 2019, we began executing restructuring actions, primarily in the form of voluntary and involuntary employee separation programs. To the extent these programs involve voluntary separations, a liability is generally recorded at the time offers to employees are accepted. To the extent these programs provide separation benefits in accordance with pre-existing agreements or policies, a liability is recorded once the amount is probable and reasonably estimable. We incurred a charge of $119 million ($90 million after-tax) in the fourth quarter of 2019 for these actions which impacted approximately 2,300 employees. The voluntary actions were completed by December 31, 2019 and the majority of the involuntary actions were executed prior to January 31, 2020, with expected completion by March 31, 2020. Due to the inherent uncertainty involved, actual amounts paid for such activities may differ from amounts initially recorded and we may need to revise previous estimates.
INCOME TAXES

Our effective tax rates for the three and twelve months ended December 31, 2019, were 17.9 percent and 20.0 percent, respectively.
The three months ended December 31, 2019, contained $4 million of favorable net discrete tax items, primarily due to withholding taxes and provision to return adjustments. The year ended December 31, 2019, contained $34 million of favorable net discrete tax items, primarily due to withholding taxes and provision to return adjustments.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, noncontrolling interests, depreciation and amortization (EBITDA)

We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard to financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended December 31,		Years ended December 31,
In millions	2019	2018	2019	2018
Net income attributable to Cummins Inc.	$300	$579	$2,260	$2,141

Net income attributable to Cummins Inc. as a percentage of net sales	5.4%	9.5%	9.6%	9.0%

Add:
Net (loss) income attributable to noncontrolling interests	(2)	31	8	46
Consolidated net income	298	610	2,268	2,187

Add:
Interest expense	22	32	109	114
Income tax expense	65	100	566	566
Depreciation and amortization	178	154	669	609
EBITDA	$563	$896	$3,612	$3,476

EBITDA as a percentage of net sales	10.1%	14.6%	15.3%	14.6%

Add:
Restructuring actions	119	—	119	—
EBITDA, excluding impact of restructuring actions	$682	$896	$3,731	$3,476

EBITDA, excluding impact of restructuring actions, as a percentage of net sales	12.2%	14.6%	15.8%	14.6%

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding restructuring actions
We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to restructuring actions. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income and diluted EPS attributable to Cummins Inc. to net income and diluted EPS attributable to Cummins Inc. excluding restructuring actions for the following periods:

	Three months ended December 31,
	2019		2018
In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$300	$1.97	$579	$3.63
Restructuring actions, net of tax (1)	90	0.59	—	—
Net income and diluted EPS attributable to Cummins Inc. excluding restructuring actions	$390	$2.56	$579	$3.63

		Years ended December 31,
		2019		2018
	In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
	Net income and diluted EPS attributable to Cummins Inc.	$2,260	$14.48	$2,141	$13.15
	Restructuring actions, net of tax (1)	90	0.57	—	—
	Net income and diluted EPS attributable to Cummins Inc. excluding restructuring actions	$2,350	$15.05	$2,141	$13.15

(1)	In the fourth quarter of 2019, we recorded restructuring actions totaling $119 million ($90 million after-tax). See "RESTRUCTURING ACTIONS" note for additional information.

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$979	$970	$851	$755	$3,555
Medium-duty truck and bus	721	739	645	602	2,707
Light-duty automotive	382	480	478	464	1,804
Off-highway	571	514	442	463	1,990
Total sales	$2,653	$2,703	$2,416	$2,284	$10,056

2018
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$815	$920	$958	$959	$3,652
Medium-duty truck and bus	692	777	699	687	2,855
Light-duty automotive	402	444	517	456	1,819
Off-highway	537	555	552	596	2,240
Total sales	$2,446	$2,696	$2,726	$2,698	$10,566
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2019
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,900	35,000	28,000	25,700	122,600
Medium-duty	79,000	76,400	63,200	64,800	283,400
Light-duty	56,400	64,100	62,600	62,800	245,900
Total units	169,300	175,500	153,800	153,300	651,900

2018
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,600	32,000	34,600	35,300	128,500
Medium-duty	74,000	83,500	76,000	77,600	311,100
Light-duty	61,900	68,500	76,800	66,200	273,400
Total units	162,500	184,000	187,400	179,100	713,000

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$844	$833	$798	$815	$3,290
Power generation	403	427	467	487	1,784
Engines	391	395	363	369	1,518
Service	363	373	376	367	1,479
Total sales	$2,001	$2,028	$2,004	$2,038	$8,071

2018
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$808	$817	$800	$809	$3,234
Power generation	326	346	359	455	1,486
Engines	367	461	400	406	1,634
Service	352	370	372	380	1,474
Total sales	$1,853	$1,994	$1,931	$2,050	$7,828
Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$854	$828	$745	$695	$3,122
Turbo technologies	335	319	279	285	1,218
Filtration	325	331	310	315	1,281
Electronics and fuel systems	198	212	170	179	759
Automated transmissions	149	156	146	83	534
Total sales	$1,861	$1,846	$1,650	$1,557	$6,914

2018
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$775	$841	$769	$792	$3,177
Turbo technologies	340	355	317	331	1,343
Filtration	320	324	308	313	1,265
Electronics and fuel systems	201	226	210	201	838
Automated transmissions	117	141	150	135	543
Total sales	$1,753	$1,887	$1,754	$1,772	$7,166

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$567	$668	$647	$636	$2,518
Industrial	420	432	392	332	1,576
Generator technologies	90	103	87	86	366
Total sales	$1,077	$1,203	$1,126	$1,054	$4,460

2018
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$571	$666	$636	$713	$2,586
Industrial	414	483	380	386	1,663
Generator technologies	89	97	91	100	377
Total sales	$1,074	$1,246	$1,107	$1,199	$4,626
High-horsepower unit shipments by engine classification were as follows:

2019
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,300	2,400	9,100
Industrial	1,600	1,600	1,400	1,400	6,000
Total units	3,700	3,900	3,700	3,800	15,100

2018
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,400	2,300	9,100
Industrial	1,700	2,100	1,900	1,900	7,600
Total units	3,800	4,400	4,300	4,200	16,700